UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  December 21, 2007

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On December 18, 2007, Swift Energy New Zealand Limited and Swift Energy New Zealand Holdings Limited, both New Zealand companies and wholly owned subsidiaries of Swift Energy Company (the “Company”), entered into a purchase and sale agreement (the “Agreement”) with certain subsidiaries of Origin Energy Limited (“Origin”) to sell a major portion of the Company’s New Zealand assets.  The transaction will have an effective date of December 1, 2007 and the sale price will be a minimum of $87.8 million.

On December 19, 2007, Swift Energy Company issued a press release announcing that it entered into the Agreement to sell the majority of its New Zealand assets, and is negotiating the sale of the remainder of its New Zealand assets.  The press release is attached as Exhibit 99.

Item 9.01.                                Financial Statements and Exhibits

(d) Exhibit.                                The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

99	Swift Energy Company press release dated December 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2007

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99	Swift Energy Company press release dated December 19, 2007.